UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2023

TURTLE BEACH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of Incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

44 South Broadway, 4th Floor

White Plains, NY 10601

(Address of principal executive offices) (Zip Code)

(888) 496-8001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Global Market
Preferred Stock Purchase Rights	NA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of an Amendment to the Turtle Beach Corporation 2013 Stock-Based Incentive Compensation Plan (as Amended)

At the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Turtle Beach Corporation (the “Company”) held on July 6, 2023, the Company’s stockholders approved an amendment to the Turtle Beach Corporation 2013 Stock-Based Incentive Compensation Plan (as amended) (the “2013 Plan”) to, among other things, (i) change the name of the 2013 Plan to Turtle Beach Corporation 2023 Stock-Based Incentive Compensation Plan, and (ii) increase the number of shares of the Company’s common stock, par value $0.001 per share (the “common stock”), authorized for issuance under the 2013 Plan by 1,049,000, (the “2023 Stock Plan Amendment” and the 2013 Plan, after giving effect to the 2023 Stock Plan Amendment, the “Amended Plan”). The 2023 Stock Plan Amendment previously had been approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”) on May 15, 2023. The 2023 Stock Plan Amendment is described in more detail in the Company’s definitive proxy statement (the “Definitive Proxy Statement”), as filed with the U.S. Securities and Exchange Commission on May 26, 2023.

The summary of 2023 Stock Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the 2023 Stock Plan Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 6, 2023, the Company held by live webcast its Annual Meeting. A quorum was present at the Annual Meeting. Matters submitted to the Company’s stockholders and voted upon at the Annual Meeting, which are more fully described in the Company’s Definitive Proxy Statement, were (1) the election of seven nominees to the Board, (2) the ratification of the appointment of Ernst & Young LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, (3) the approval of an amendment to the Company’s 2013 Stock-Based Incentive Compensation Plan to increase the total number of shares of common stock authorized for grant under the 2013 Plan from 5,277,353 shares to 6,326,353 shares, and (4) an advisory vote on the compensation of the Company’s named executive officers (“NEOs”).

The tables below show the votes cast for, against or withheld, as well as the number of abstentions, as to each proposal, including a separate tabulation with respect to each nominee for director.

Proposal 1. Election of Directors.

Nominee	For	Withheld Authority	Broker Non-Votes
Terry Jimenez	7,724,835	1,765,549	4,103,762
L. Gregory Ballard	7,170,111	2,320,273	4,103,762
Katherine L. Scherping	7,883,233	1,607,151	4,103,762
Julia W. Sze	7,922,396	1,567,988	4,103,762
Michelle D. Wilson	7,917,151	1,573,233	4,103,762
Andrew Wolfe, Ph.D.	7,827,447	1,662,937	4,103,762
William Wyatt	7,850,357	1,640,027	4,103,762

Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

For	Against	Abstain
12,535,824	812,672	245,650

Proposal 3. Approval of an amendment to the Company’s 2013 Stock-Based Incentive Compensation Plan to increase the total number of shares of common stock authorized for grant under the 2013 Plan from 5,227,353 shares to 6,326,353 shares.

For	Against	Abstain	Broker Non-Votes
6,069,537	3,152,667	268,180	4,103,762

Proposal 4. Advisory vote on the compensation of NEOs.

For	Against	Abstain	Broker Non-Votes
6,881,167	2,074,467	534,750	4,103,762

As a result of the vote disclosed above, each of the seven director nominees listed above was duly elected to serve for a one-year term expiring at the Company’s 2024 Annual Meeting of Stockholders

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment No. 2023-1 to the Turtle Beach Corporation 2013 Stock-Based Incentive Compensation Plan (Filed herewith)

104	Cover Page Interactive Data File – the cover page Inline XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 12, 2023

TURTLE BEACH CORPORATION

By:	/S/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary